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                                                                    Exhibit 21.1

                    Neurocrine Biosciences Inc. Subsidiaries

        NAME OF SUBSIDIARY                     STATE OF INCORPORATION
        ------------------                     ----------------------

  Neurocrine International LLC                      Delaware
  Science Park Center LLC                          California